UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2010

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road

Billerica, MA 01821

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2010, Bruker Corporation, a Delaware corporation (“Bruker”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Agilent Technologies, Inc., a Delaware corporation (“Agilent”). Under the terms of the Asset Purchase Agreement, Bruker will acquire substantially all of the assets of certain businesses of Varian, Inc. (“Varian”) to be divested by Agilent in connection with Agilent’s previously announced acquisition of Varian, and assume certain liabilities of Agilent relating to these businesses, for a cash purchase price of $37.5 million. The businesses to be acquired relate to the development, manufacturing, marketing, distribution, sale, support and maintenance of certain Varian product lines, including inductively coupled plasma mass spectroscopy (ICP-MS) instruments, laboratory gas chromatography (Lab GC) instruments and gas chromatography triple-quadrupole mass spectrometry (GC-QQQ-MS) instruments (the “Business”).

The acquisition is scheduled to close, subject to the consummation of the merger of Agilent and Varian and certain customary closing conditions, upon the receipt of government approvals related to antitrust and competition laws. If the closing has not occurred by July 25, 2010, which may be extended to August 24, 2010 under certain circumstances, either party may terminate the Asset Purchase Agreement without penalty.

Under the Asset Purchase Agreement, Bruker will offer employment to a majority of the employees of the Business. Additionally, upon closing of the acquisition, Bruker and Agilent will enter into (a) an Intellectual Property Matters Agreement under which Bruker will (i) receive from Agilent certain rights to intellectual property used exclusively in connection with the Business and (ii) be granted a license to certain other intellectual property rights used in the Business, in each case subject to termination under specified circumstances, and (b) a Transition Services Agreement under which Agilent will provide to Bruker, for agreed upon fees and beginning on the date of the closing, certain services related to the Business for a minimum period of 180 days (subject to earlier termination or extension by Bruker under certain circumstances).  Bruker and Agilent also will enter into a Symmetrical Supply Agreement, under which Agilent will supply certain components, products and related services to Bruker and Bruker will supply certain Lab GC products and systems, and associated spare parts, to Agilent, at agreed upon prices for differing periods of time after the closing date.

The Asset Purchase Agreement contains customary representations, warranties and covenants. Each party has agreed to indemnify the other for (i) subject to certain limitations, losses arising out of breaches of representations, warranties and covenants in the Asset Purchase Agreement and in certain related documents and (ii) liabilities that, in the case of Bruker, are excluded from the transaction and, in the case of Agilent, are assumed by Bruker.

Bruker expects to file a copy of the Asset Purchase Agreement as an exhibit to its Form 10-Q for the quarter ending March 31, 2010. We encourage you to read the Asset Purchase Agreement for a more complete understanding of the transaction. The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement.

On March 9, 2010, Bruker and Agilent issued a press release announcing the entry into the Asset Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Number

	99.1	Press release dated March 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

	By:	/s/ Frank H. Laukien
Date: March 12, 2010		Frank H. Laukien, Ph.D. President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Name	Location

99.1	Press release dated March 9, 2010.	Furnished herewith*

*   Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.